Exhibit 99.1

TOP Financial Group Limited Announces Closing of Private Placement Offering and Update on Outstanding Shares

SINGAPORE, July 10, 2026 (GLOBE NEWSWIRE) -- TOP Financial Group Limited (NASDAQ: TOP, “TOP” or the “Company”), a fast-growing online brokerage firm specializing in local and foreign equities, futures, and options products, today announced the successful closing of its previously disclosed private placement offering on July 9, 2026.

Pursuant to the Securities Purchase Agreement originally executed on March 25, 2026, the Company has issued 214,431,222 units at a purchase price of US$0.37308 per unit. Each unit consists of:

●	One Class A ordinary share of the Company, par value US$0.001 per share.

●	Two warrants, with each warrant entitling the holder to purchase one Class A ordinary share.

The closing of the transaction resulted in the issuance of 214,431,222 Class A ordinary shares and warrants to purchase up to an additional 428,862,444 Class A ordinary shares. The Company has successfully raised $80,000,000 in gross proceeds before deducting offering expenses.

TOP intends to utilize the net proceeds from this Offering for general working capital and corporate purposes to support its ongoing business operations and long-term strategic liquidity initiatives.

Terms of the Warrants

The warrants are exercisable immediately upon issuance at an exercise price of US$0.4477 per share, which represents 120% of the per-unit purchase price. They are subject to customary adjustments for share splits or combinations, can be exercised on a cashless basis, and will expire on July 9, 2029 (the third anniversary of the issuance date). Class A ordinary shares issued upon the exercise of these warrants will be subject to a strict six-months lock-up period from their date of exercise.

Impact on Outstanding Shares and Capital Structure

Prior to its recent financing initiatives, the Company had 27,112,433 Class A ordinary shares and 10,000,000 Class B ordinary shares issued and outstanding. Following the closing of the registered direct offering and the issuance of 6,441,012 Class A ordinary shares for gross proceeds of $2,940,000 on June 25, 2026 and the completion of this private placement of 214,431,221 Class A ordinary shares and accompanying warrants for gross proceeds of$80,000,000 , the Company currently has 247,984,676 Class A ordinary shares and 10,000,000 Class B ordinary shares issued and outstanding.

About TOP Financial Group

The Company, through its operating subsidiaries, provide diversified services including online brokerage platforms specializing in the trading of local and foreign equities, futures, and options products, assets and funds management services, trading solutions services, money lending services, trust services, investor relations and public relations services.

The operating subsidiaries, Zhong Yang Securities Limited and Zhong Yang Capital Limited are licensed with the Securities and Futures Commission of Hong Kong (“HKSFC”) to carry out type 1 (dealing in securities), type 2 (dealing in futures contracts) regulated activities, and are licensed with the HKSFC to carry out type 4 (advising on securities), type 5 (advising on futures contracts), and type 9 (asset management) regulated activities in Hong Kong. TOP completed its acquisition of Australia licensed company TOP 500 Sec Pty Ltd. The subsidiary will be able to provide dealing services in derivatives and foreign exchange contracts, and financial product advice for derivatives, foreign exchange contracts, debentures, stocks or bonds. TOP established TOP Financial Pte Ltd under the laws of Singapore. The Singapore subsidiary acquired the CMS license from the Monetary Authority of Singapore (“MAS”) to carry out regulated activities in Dealing in Capital Market. The operating subsidiary, WIN100 TECH Limited, is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. Winrich Finance Limited was formed under the laws of Hong Kong and is a licensed money lending company governed by the Money Lenders Ordinance. Winrich Trust Limited was formed under the laws of the Hong Kong to provide trust services to clients. TOP also completed its acquisition of Zhong Yang Financial Services Limited formed under the laws of Hong Kong to provide investor relations and public relations services. The subsidiary is in the process of acquiring the TCSP license register with the Companies Registry of Hong Kong. For more information, please visit http://www.zyfgl.com/.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

IR Department
Email: IR@top500.com

Investor Relations:

ZYIR Limited

Ms. Choy Yuen Yin Clare, Director
Email: ZYIR@zyzq.com.hk
Phone: +852 3107-0732